UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2016

ALLSCRIPTS HEALTHCARE SOLUTIONS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-35547	36-4392754
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 Merchandise Mart Plaza, Suite 2024,

Chicago, Illinois 60654

(Address of Principal Executive Offices)  (Zip Code)

Registrant’s Telephone Number, Including Area Code: (312) 506-1200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01Completion of Acquisition or Disposition of Assets

On October 27, 2016, Netsmart, Inc., a Delaware corporation (“Netsmart”), completed the acquisition of HealthMEDX, LLC, a Delaware limited liability company (“HealthMEDX”), for a purchase price of $36,295,000, subject to customary adjustments for net debt, working capital and transaction expenses, with the HealthMEDX unitholders being entitled to earn up to an additional $3,500,000 based on HealthMEDX achieving certain revenue milestones in 2017, all on the terms and conditions set forth in the definitive agreement regarding the acquisition. The purchase price was paid in cash and funded with borrowings under Netsmart’s existing credit facilities. HealthMEDX is a provider of electronic medical record solutions for long-term and post-acute care including: continuing care retirement communities, assisted living, independent living, skilled nursing and home care providers. As previously disclosed, Allscripts Healthcare Solutions, Inc., a Delaware corporation (“Allscripts”), and GI Netsmart Holdings LLC, a Delaware limited liability company, formed a joint business entity, Nathan Holding LLC, a Delaware limited liability company, which in April 2016 acquired Netsmart and combined Netsmart with Allscripts’ Homecare business.

Item 9.01.Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

As permitted by Item 9.01(a)(4) of Form 8-K, Allscripts intends to file the historical financial statements required by Item 9.01(a) of Form 8-K as an amendment to this Current Report on Form 8-K not later than 71 days after the date this Current Report on Form 8-K is required to be filed.

(b) Pro forma financial information.

As permitted by Item 9.01(b)(2) of Form 8-K, Allscripts intends to file the pro forma financial information required by Item 9.01(b) of Form 8-K as an amendment to this Current Report on Form 8-K not later than 71 days after the date this Current Report on Form 8-K is required to be filed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLSCRIPTS HEALTHCARE SOLUTIONS, INC.
Date: November 1, 2016
	By:	/s/ Brian P. Farley
Brian P. Farley Senior Vice President and General Counsel

1